UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: September 22, 2009

WASTE TO ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

000-52784 (Commission File Number)	N/A (IRS Employer Identification Number)

Maria C. Maz, Chief Executive Officer

2829 Bird Avenue, Suite 12, Miami, Florida 33133

(Address of principal executive offices)

(786) 206-5368
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   □     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   □     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02     NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On September 22, 2009 the board of directors of Waste to Energy Group, Inc. (the “Company”) concluded on the advice of management that our previously issued audited financial statements for the year ended May 31, 2008 in our Form 10-K filed with the Securities and Exchange Commission on July 28, 2008 should no longer be relied upon.

On September 1, 2009 the Securities and Exchange Commission (the “Commission”) notified the Company that the Public Company Accounting Oversight Board had revoked the registration of the Company’s former independent registered public accounting firm. The Commission advised the Company to have its financial statements for the year ended May 31, 2008 audited by a new independent registered public accounting firm. The Company’s new independent registered public accounting firm discovered errors pertaining to an understatement of assets, stockholders equity, revenues and expenses, net losses, and net cash used by operating activities.

The Company will file an amendment to its previously issued audited financial statements for the year ended May 31, 2008 on Form 10-K/A which will include restated information in the balance sheets, statements of operations, statement of stockholders equity (deficit), and statement cash flows for the year ended May 31, 2008.

The Company’s board of directors has discussed the matters disclosed in this Form 8-K/A under this Item 4.02 with Seale & Beers CPA’s, the Company’s current independent registered public accounting firm.

The following financial statements provide a comparison of the Company’s restated, audited financial statements and the original audited financial statements for the year ended May 31, 2008.

Waste to Energy Group Inc.

(Formerly Your Digital Memories, Inc)
(A Development Stage Company)

Balance Sheets

	May 31,		May 31,
	2008	Adjustments	2008
	(Audited)		(Audited)
ASSETS	(Restated)

Current Assets
Cash	$686	$(2)	$688
Accounts receivable	387	387
Total current assets	1,073	385	688

Non-current
Computer equipment, net of amortization	5,497	0	5,497
Website, net of amortization	17,500	0	17,500
Total Non-current	22,997	0	22,997

Total Assets	$24,070	$385	$23,685

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities
Accounts payable and accruals	$3,000	$0	$3,000
Loans Payable	-		-
Accrued Interest - Loans Payable	-		-
Loans Payable - Related Party	-		-
Accrued Interest - Related Party

Total Liabilities	$3,000	$0	$3,000

Stockholders' Equity (Deficit) (Note 4,5)
Preferred stock, authorized 50,000,000 shares, par value $0.0001.
Common stock, authorized 2,500,000,000 shares, par value, $0.0001

Issued and outstanding:
225,565,000 and 50,265,000 Common Shares for the years ended May 31, 2009 and 2008, respectively	$22,557	$21,655	$902
Additional paid-in capital	55,585	(21,655)	77,240
Contributed capital	-		-
Deficit accumulated during the development stage	(57,072)	0	(57,072)

Total Stockholders’ Equity (Deficit)	$21,070	$385	$20,685

Total Liabilities and Stockholders' Equity (Deficit)	$24,070	$385	$23,685

Waste to Energy Group Inc.
(Formerly Your Digital Memories, Inc)
(A Development Stage Company)

Statements of Operations

	Year-ended		Year-ended
	May 31,		May 31,
	2008	Adjustments	2008
	(Audited)		(Audited)
	(Restated)

REVENUE	$1,596	$435	$1,161

OPERATING EXPENSES
General and Administrative	5,548	49	5,499
Professional Fees	11,558	1	11,557
Consulting	8,500	-	8,500
Depreciation	4,000	-	4,000
Filing Fees	1,560	-	1,560
Impairment of Asset	-	-	-
Total Expenses	$31,166	$50	$31,116

Loss from operations	$(29,570)	$385	$(29,955)

Interest Expense
Interest – Loans	-	-	-
Interest – Related Party	-	-	-
Total Interest Expense	-	-	-

Interest income	577	-	577

Loss before income taxes	$(28,993)	$385	$(29,378)

Provision for income taxes	-	-	-

Net loss	$(28,993)	$385	$(29,378)

Basic and Diluted (Loss) per Share	$0	$-	$0

Weighted Average
Number of Shares	18,224,823	9,202,223	9,022,600

Waste to Energy Group Inc.
(Formerly Your Digital Memories, Inc)
(A Development Stage Company)

Statements of Cash Flows

	Year-ended			Year-ended
	May 31,			May 31,
	2008		Adjustments	2008
	(Audited)			(Audited)
Operating Activities	(Restated)

Net (loss)	$(28,993)		$385	$(29,378)
Adjustments to reconcile net loss to net loss cash used in operating activities:
Depreciation	4,000			4,000
Changes in operating assets and liabilities:
Accounts receivable	(387)		(387)	0
Accounts payable and accrued liabilities	3,000			3,000
Accrued interest – loans payable	-			-
Accrued interest – related party	-			-
Net Cash Used by Operating Activities	$(22,380)		$(2)	$(22,378)

Financing Activities
Proceeds from sale of Common Stock	-			-
Loans payable	-			-
Loans payable – related party	-			-
Contributed capital	-			-
Net Cash Provided by Financing Activities	-			-

Investing Activities
Purchase of computer equipment and website	(26,997)			(26,997)
Net Cash Used in Investing Activities	$(26,997)	$		$(26,997)

(Decrease) Increase in Cash during the period	(49,377)		(2)	(49,375)
Cash, Beginning of Period	50,063			50,063

Cash, End of Period	$686		$(2)	$688

Supplemental disclosure with respect to cash flows:
Cash paid for income taxes	-			-
Cash paid for interest	-			-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Waste to Energy Group, Inc.                              Date

By: /s/ Maria C. Maz                                   October 8, 2009

Name: Maria C. Maz

Title: Chief Executive Officer